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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)       January 22, 1997
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                            The Raymond Corporation
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             (Exact Name of Registrant as Specified in Its Charter)


                                    New York
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                 (State or Other Jurisdiction of Incorporation)


      0-2129                                            15-0372290
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(Commission File Number)                    (IRS Employer Identification No.)


    South Canal Street, Greene, New York                     13778
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(Address of Principal Executive Offices)                  (Zip Code)


Registrant's telephone number, including area code     607-656-2311
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                                      N/A
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         (Former Name or Former Address, if Changed Since Last Report.)
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Item 5.    Other Events

       In a press release dated January 22, 1997, The Raymond Corporation reported that the Company's call for redemption of its 6-1/2% Convertible Subordinated Debentures due December 15, 2003 in the aggregate principal of $41,740,000 had been completed.

       Holders of $41,734,000 in Debentures elected to receive approximately
2.6 million common shares in lieu of cash payment. Subsequent to the conversion the Company has approximately 10.6 million common shares outstanding.


                                   Signatures

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      The Raymond Corporation
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                                      (Registrant)


                                      By: /s/ Paul J. Sternberg
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                                         Paul J. Sternberg
                                         Vice President, General Counsel
                                         and Secretary

Dated: February 5, 1997